As filed with the Securities and Exchange Commission on August 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infinity Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0655706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Massachusetts Avenue, Floor 4 Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Nonqualified Stock Option Inducement Award

Restricted Stock Unit Inducement Award

(Full Title of the Plan)

Seth A. Tasker, Esq.

Senior Vice President, Chief Business Officer

Infinity Pharmaceuticals, Inc.

1100 Massachusetts Avenue, Floor 4

Cambridge, Massachusetts 02138

(Name and Address of Agent For Service)

(617) 453-1000

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: (617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	250,000(2)	$2.30(4)	$575,000(4)	$62.73
Common Stock, $0.001 par value per share	50,000(3)	$2.30(4)	$115,000(4)	$12.55
Total	300,000		$690,000(4)	$75.28

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of shares issuable under an inducement stock option award pursuant to an inducement stock option agreement to be entered into by the Registrant and an employee of the Registrant on August 2, 2021, in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)	Consists of 50,000 shares of common stock issuable under an inducement restricted stock unit award pursuant to an inducement restricted stock unit agreement to be entered into by the Registrant and an employee of the Registrant on August 2, 2021, in accordance with Nasdaq Listing Rule 5635(c)(4).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on July 29, 2021 for the (i) 250,000 shares issuable under the inducement stock option award and (ii) 50,000 shares of common stock issuable under the inducement restricted stock unit award.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register a total of 300,000 shares of common stock, par value $0.001 per share (“Common Stock”), pursuant to inducement equity awards to be granted by the Registrant to an employee of the Registrant in the amounts and on the date detailed below (the “Inducement Awards”):

(i) nonqualified stock options to purchase 250,000 shares of Common Stock to be granted on August 2, 2021; and

(ii) restricted stock unit awards with respect to 50,000 shares of Common Stock to be granted on August 2, 2021.

Each Inducement Award was approved by the compensation committee of the Registrant’s board of directors as an inducement material to such employee’s acceptance of employment with the Registrant in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4). The Inducement Awards will be granted outside of the Registrant’s 2019 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 with respect to the Inducement Awards are included in the documents sent or given to the recipient of the Inducement Awards covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by Item 2 with respect to the Inducement Awards is included in the documents sent or given to the recipient of the Inducement Awards covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement on Form S-8 is being filed to register an aggregate of 300,000 shares of Common Stock issuable pursuant to the Inducement Awards.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)    The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)    The description of the securities contained in the Registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale & Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

The Registrant’s certificate of incorporation provides that a member of its board of directors will not be personally liable to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duties to the Registrant or its stockholders as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

●	for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

●	for transactions where the director derived any improper personal benefit.

The Registrant’s certificate of incorporation also allows it to indemnify directors and officers to the fullest extent authorized by Delaware law.

The Registrant’s bylaws provide that it shall, to the fullest extent authorized by the DGCL, indemnify its directors and executive officers; provided, however, that it may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Registrant shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Registrant or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Registrant’s board of directors, or (iii) such indemnification is provided by the Registrant, in its board’s sole discretion, pursuant to its powers under the DGCL.

The Registrant’s bylaws also permit it to maintain insurance to protect it and any director, officer, employee or agent against any liability with respect to which the Registrant would have the power to indemnify such persons under the DGCL. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2020 (File No. 000-31141) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant. (Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2009 (File No. 000-31141) and incorporated herein by reference).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm to the Registrant.

24.1*	Power of attorney (included on the signature page of this Registration Statement).

99.1*	Form of Stock Option Award Agreement.

99.2*	Form of Restricted Stock Unit Agreement.

*	Filed herewith

Item 9. Undertakings.

1.     Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.     Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 2nd day of August, 2021.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, M.D., J.D.
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Infinity Pharmaceuticals, Inc., hereby severally constitute and appoint Adelene Q. Perkins, Lawrence E. Bloch, M.D., J.D., and Seth A. Tasker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Infinity Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adelene Q. Perkins Adelene Q. Perkins	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	August 2, 2021

/s/ Lawrence E. Bloch Lawrence E. Bloch, M.D., J.D.	President (Principal Financial Officer and Principal Accounting Officer)	August 2, 2021

/s/ Samuel Agresta Samuel Agresta, M.D., M.P.H.	Director	August 2, 2021

/s/ David Beier David Beier, J.D.	Director	August 2, 2021

/s/ Anthony B. Evnin Anthony B. Evnin, Ph.D.	Director	August 2, 2021

/s/ Richard Gaynor Richard Gaynor, M.D.	Director	August 2, 2021

/s/ Norman C. Selby Norman C. Selby	Director	August 2, 2021